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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                  STATE OR OTHER
                                                                                  JURISDICTION OF
NAME                                                           COUNTRY             INCORPORATION
----                                                    ----------------------    ---------------
Data Broadcasting Corporation.........................  USA                       Delaware
DBC Securities Inc....................................  USA                       New York
Check Rite Int........................................  USA                       Utah
Federal New Service, Inc. (sold January 10, 2001).....  USA                       Delaware
GTIS Corporation......................................  USA                       Delaware
Trading Techniques Inc................................  USA                       Ohio
eSignal.com, Inc......................................  USA                       Delaware
Shark Holdings, Inc...................................  USA                       Delaware
BI Purchasing, Inc....................................  USA                       Utah
Checkrite Limited.....................................  USA                       Colorado
Checkrite of California Inc...........................  USA                       California
Checkrite of Minnesota Inc............................  USA                       Minnesota
Checkrite of Oregon Inc...............................  USA                       Oregon
Checkrite of Oklahoma City............................  USA                       Oklahoma
Checkrite of Kansas City..............................  USA                       Missouri
CSN INC...............................................  USA                       Utah
Bonneville Equipment Company..........................  USA                       Utah
GTIS Europe Limited...................................  England & Wales
GTIS France S.A.S.....................................  France
Data Broadcasting Corp. (B.V.I).......................  British Virgin Islands
Interactive Data Corporation..........................  USA                       Delaware
Exshare Financial Inc.................................  USA                       Delaware
Detective Holdings Inc................................  USA                       Delaware
Interactive Data Canada Inc...........................  Canada                    Ontario
FT Information (Ireland) Ltd..........................  Ireland
Financial Times Information (H.K.) Limited............  Hong Kong
Financial Times Information (Australia) Pty Limited...  Australia                 Victoria
Financial Times Information (Singapore) Pte Ltd.......  Singapore
I Tex (FIT) Limited...................................  Jersey                    Channel Islands
Detective Nominees Inc................................  USA                       Delaware
Exshare Financial Limited.............................  England & Wales
Exshare Computing Ltd.................................  England & Wales
Exshare Financial (US) Ltd............................  England & Wales
Exshare Statistical Services Ltd......................  England & Wales
The Exchange Telegraph Company........................  England & Wales
W & W Ltd.............................................  England & Wales

Note: All of the subsidiaries listed above are wholly-owned.